EXHIBIT 4.1

GOLD FLORA CORPORATION

as the Corporation

and

ODYSSEY TRUST COMPANY

as the Warrant Agent

SUPPLEMENTAL WARRANT INDENTURE

Dated as of July 7, 2023

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THIS SUPPLEMENTAL WARRANT INDENTURE made as of the 7th day of July, 2023.

BETWEEN:

GOLD FLORA CORPORATION, a corporation incorporated under the laws of the State of Delaware (the “Corporation”)

AND

ODYSSEY TRUST COMPANY, a trust company continued under the laws of Canada with an office in the City of Calgary in the Province of Alberta (the “Warrant Agent”)

WHEREAS:

A. TPCO Holding Corp. (formerly known as Subversive Capital Acquisition Corp.), a corporation organized under the laws of the Province of British Columbia (“TPCO”), has heretofore executed and delivered to the Warrant Agent a warrant agency agreement (the “Warrant Agency Agreement”), by and among TPCO and the Warrant Agent dated as of July 16, 2019, pursuant to which 35,837,500 common share purchase warrants are issued and outstanding (the “Original Warrants”). Each Original Warrant is exercisable to purchase one common share of TPCO (a “TPCO Share”) at an exercise price of US$11.50 and will expire on January 15, 2026.

B. TPCO entered into a Business Combination Agreement, dated February 21, 2023, among Gold Flora LLC, Stately Capital Corporation (“Stately”), Golden Grizzly Bear LLC, Gold Flora Corporation, and TPCO (the “Business Combination Agreement”), including the Plan of Arrangement, attached as Schedule “A” thereto (the “Arrangement”).

C. The Arrangement was approved by the shareholders of TPCO at an annual general and special meeting of shareholders held on June 15, 2023, by the Supreme Court of British Columbia on June 23, 2023 and was completed effective July 7, 2023 (the “Effective Date”).

D. On the Effective Date, TPCO, Stately and Gold Flora Corporation, a corporation incorporated under the laws of the Province of British Columbia, amalgamated to form a new corporation (“Amalco”) and all shares in the capital of TPCO and Stately outstanding immediately prior to such amalgamation were cancelled in exchange for common shares in the capital of Amalco (“Amalco Shares”) pursuant to the Arrangement under Part 9, Division 5 of the Business Corporations Act (British Columbia). Immediately following the amalgamation and as part of the Arrangement, Amalco continued from the Province of British Columbia into the State of Delaware under the name “Gold Flora Corporation” to become the Corporation (the “Domestication”). Subsequent to the conversion to a Delaware corporation, the Corporation will acquire all of the outstanding membership units of Gold Flora LLC. The transactions described herein are collectively referred to as the “Business Combination”.

E. The Arrangement provides that each Original Warrant shall be, and shall be deemed to be, exchanged for a warrant (each, a “TPCO Replacement Warrant”) entitling the holder to purchase that number of Amalco Shares equal to the product obtained when the number of TPCO Shares subject to such Original Warrant immediately prior to the Arrangement is multiplied by One (1), which TPCO Replacement Warrant shall (i) have an exercise price for each Amalco Share that may be purchased under such TPCO Replacement Warrant equal to the quotient obtained when the exercise price per TPCO Share under the Original Warrant is divided by One (1) (provided that no fractional Amalco Shares will be issued upon any particular exercise or settlement of TPCO Replacement Warrants, and the aggregate number of Amalco Shares to be issued upon exercise by a holder of one or more TPCO Replacement Warrants shall be rounded down to the nearest whole number, and the aggregate exercise price payable on any particular exercise of TPCO Replacement Warrants shall be rounded up to the nearest whole cent), (ii) otherwise have the same terms and conditions as were applicable to such Original Warrant immediately prior to the Arrangement, and (iii) continue to be evidenced by the certificate or other instrument evidencing such Original Warrant immediately prior to the Arrangement.

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F. The Domestication of Amalco resulting in it becoming a Delaware corporation does not affect any obligations or liabilities of the entity incurred prior to its domestication as a Delaware corporation and as a result of the Domestication, the TPCO Replacement Warrants became warrants of the Corporation on the same terms and conditions exercisable for shares of common stock of the Corporation.

G. Pursuant to Section 8.01 of the Warrant Agency Agreement, the Corporation is required to enter into a supplemental indenture to expressly assume all of the obligations of TPCO under the Warrant Agency Agreement.

H. The Warrant Agency Agreement provides under Section 12.1(1)(d) that a supplemental indenture may be entered into by the Corporation and the Warrant Agent for evidencing the succession, or successive successions, of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of the Warrant Agency Agreement.

I. The Warrant Agency Agreement provides under Section 12.1(1)(g) that a supplemental indenture may be entered into by the Corporation and the Warrant Agent for a purpose not inconsistent with the terms of the Warrant Agency Agreement, provided that, in the opinion of the Warrant Agent relying on the advice of Counsel, the rights of the Warrant Agent and of the Holders are in no way prejudiced thereby.

J. In connection with the Business Combination, the successor to TPCO, being the Corporation, will be a Delaware corporation and as no registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants, the Corporation has concluded that it is in the best interests of the Corporation to amend the Warrant Agency Agreement to provide Holders with a “cashless” exercise feature and such amendment will not be prejudicial to the rights of the Warrant Agent or the Holders.

K. The Warrant Agent received advice from Counsel confirming that the rights of the Warrant Agent and of the Holders will in no way be prejudiced by the amendments contemplated herein in order to provide for the terms of the cashless exercise feature.

L. The Corporation and the Warrant Agent are entering into this supplemental warrant indenture (the “Supplemental Warrant Indenture”) in order to confirm the assumption of the obligations under the Warrant Agency Agreement by the Corporation, the cashless exercise amendment, and provide for the terms of the cashless exercise feature.

M. The foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent.

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NOW THEREFORE THIS SUPPLEMENTAL WARRANT INDENTURE WITNESSES

and it is hereby covenanted, agreed and declared as follows:

SECTION 1 - INTERPRETATION

1.1 To Be Read With Warrant Agency Agreement

This Supplemental Warrant Indenture is a “supplemental indenture” as that term is used in the Warrant Agency Agreement. This Supplemental Warrant Indenture is supplemental to the Warrant Agency Agreement and the Warrant Agency Agreement and the Supplemental Warrant Indenture shall hereafter be read together and shall have effect as though all the provisions of both indentures were contained in one instrument. All provisions of the Warrant Agency Agreement, except only insofar as the same may be inconsistent with the express provisions hereof, shall apply and have the same effect as if all the provisions of the Warrant Agency Agreement were contained in one instrument. Except as specifically amended by this Supplemental Warrant Indenture, all other terms and conditions of the Warrant Agency Agreement shall remain in full force and unchanged and time shall continue to remain of the essence. On and after the date hereof, each reference to the Warrant Agency Agreement, this “Agreement”, “herein”, “hereby”, and similar references, and each reference to the Warrant Agency Agreement in any other agreement, certificate, document or instrument relating thereto, shall mean and refer to the Warrant Agency Agreement, as amended by this Supplemental Warrant Indenture.

1.2 Headings etc.

The division of this Supplemental Warrant Indenture into Sections and clauses are for convenience of reference only and shall not affect the interpretation hereof. Unless the context otherwise requires, the expressions “Section”, “clause” and “Schedule” followed by a number, letter or combination of numbers and letters refer to the specified Section or clause of or Schedule to this Supplemental Warrant Indenture.

1.3 Definitions

All terms used but not defined in this Supplemental Warrant Indenture shall have the meanings ascribed to them in the Warrant Agency Agreement.

SECTION 2 – ASSUMPTION AND AMENDMENTS TO REFLECT ARRANGEMENT

2.1 Agreement to Assume Obligations

Upon the Effective Date, the Corporation hereby agrees to assume all obligations of, and succeed to and be substituted for, TPCO under the Warrant Agency Agreement.

2.2 Amendments to Reflect TPCO Replacement Warrants

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(a)

The subscription rights in effect under the Original Warrants for TPCO Shares issuable upon the exercise of the Original Warrants are adjusted from and after the date hereof such that the Original Warrants outstanding immediately prior to the date hereof will represent the right from the date hereof, in lieu of receiving pre-Effective Date TPCO Shares, to receive, upon exercise of the Original Warrant, including payment of the same aggregate exercise price in effect immediately prior to the Effective Date, that number of Corporation Shares as is equal to the same number of TPCO Shares that were issuable upon exercise of the Original Warrant immediately prior to the Effective Date.

(b)	The definition of “Share” found in Section 1.1 of the Warrant Agency Agreement is hereby deleted in its entirety and replaced with the following:

“Shares” means shares in the common stock of Gold Flora Corporation, a Delaware corporation, and provided that in the event of any adjustment in accordance with the provisions of Article 4 hereof, “Shares” shall thereafter mean the shares or other securities or property resulting from such adjustment, and “Share” means any one of them;

(c)	The definition of “VWAP” found in Section 1.1 of the Warrant Agency Agreement is hereby deleted in its entirety and replaced with the following:

“VWAP” means the volume weighted average trading price of the Shares on the Exchange or such other principal stock exchange on which the Shares are trading, calculated by dividing the total value by the total volume of Shares traded for the relevant period, provided, however, to the extent the VWAP is represented in Canadian dollars, it shall be converted into United States dollars based on the indicative exchange rate as reported by the Bank of Canada on the date the VWAP is determined;

(d)

The form of Warrant Certificate and the form of Exercise Form under the Warrant Agency Agreement is replaced with the forms attached as Schedule “A” and Schedule “B” hereto, respectively. All changes made thereon are deemed to be incorporated in all Warrants currently issued and outstanding.

(e)	The Corporation has reserved a sufficient number of Corporation Shares for issue upon exercise of the Warrants (as defined below).

(f)

The Warrant Agent is not a party to, nor is bound by, any provisions which may be evidenced by, or arise out of, any agreement other than as therein set forth under the express provisions of the Warrant Agency Agreement as supplemented by this Supplemental Indenture.

SECTION 3 - CASHLESS EXERCISE

3.1 Addition of Cashless Exercise

(a)	The definition of “Warrants” found in Section 1.1 of the Warrant Agency Agreement is hereby deleted in its entirety and replaced with the following:

“Warrants” means, collectively, 35,837,500 share purchase warrants of the Corporation created and issued hereunder, together with additional Warrants pursuant to further issuances by the Corporation on or after the closing date of the Qualifying Acquisition, if applicable, and for the time being outstanding entitling registered holders thereof to acquire, upon the valid exercise thereof and subject to adjustment as specified in Section 4, one Share in accordance with the terms hereof (or alternatively, the applicable number of Shares will be issuable on a “cashless” basis, in accordance with Section 3.2(8) of this Agreement), if applicable, and “Warrant” means any one of them.

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(b)	Section 3.1 of the Warrant Agency Agreement is hereby amended to add the following language at the end of Section 3.1:

“If no registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants, or if the prospectus contained therein is not available for the offer and sale of the Shares issuable upon exercise of the Warrants, at any time prior to the Expiry Time, such Holder shall be notified forthwith by the Warrant Agent that such Holder is entitled to a cashless exercise, in accordance with Section 3.2(8).”

(c)	Section 2.2(2) of the Warrant Agency Agreement is hereby deleted in its entirety and replaced with the following:

“Upon the valid exercise of the Warrants after the Commencement Time and (subject to Section 3.3) prior to the Expiry Time in accordance with Section 3.2 hereof, including payment of the Exercise Price in connection therewith, each Warrant shall entitle the Holder to acquire, subject to adjustment in accordance with Article 4 hereof, one Share (or alternatively, the applicable number of Shares that will be issuable on a “cashless” basis, in accordance with Section 3.2(8) of this Agreement).”

(d)	Section 3.2(1) of the Warrant Agency Agreement is hereby deleted in its entirety and replaced with the following:

“Subject always to the provisions of this Article 3 and compliance by both the Corporation and the Holder with applicable law, the Holder of any Warrant may exercise the right thereby conferred on him, her or it to acquire one Share (subject to adjustment pursuant to Article 4) in respect of each Warrant held by surrendering to the Warrant Agent at the Warrant Agency the Warrant Certificate(s) held by him, her or it (provided that in the case of Warrants issued in the form of a DRS advice or statement, such DRS advice or statement need not be surrendered), together with (a) the exercise form forming part of the Warrant Certificate (the “Exercise Form”) duly completed and executed by the Holder or his, her or its executors, administrators or other legal representatives or his, her or its attorney duly appointed by an instrument in writing in form and manner satisfactory to the Warrant Agent, acting reasonably; and (b) except in respect of a “cashless” exercise in accordance with Section 3.2(8) of this Agreement, a certified cheque, bank draft or money order in lawful money of the United States, payable to or to the order of the Corporation in an amount equal to U.S.$11.50 per Share (the “Exercise Price”) multiplied by the number of Shares subscribed for pursuant to such Exercise Form. A Warrant Certificate with the duly completed and executed Exercise Form and payment of the applicable Exercise Price shall be deemed to be surrendered only upon personal delivery thereof to or, if sent by mail or other means of transmission, upon actual receipt thereof by, the Warrant Agent at the Warrant Agency.”

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(e)	Section 3.2(5) of the Warrant Agency Agreement is hereby deleted in its entirety and replaced with the following:

“A beneficial owner of Uncertificated Warrants evidenced by a security entitlement in respect of Warrants in the book entry registration system who desires to exercise his or her Warrants must do so by causing a Book Entry Participant to deliver to the Depository on behalf of the entitlement holder, notice of the owner’s intention to exercise Warrants in a manner acceptable to the Depository. Forthwith upon receipt by the Depository of such notice, as well as payment of the Exercise Price, the Depository shall deliver to the Warrant Agent confirmation of its intention to exercise Warrants (“Confirmation”) in a manner acceptable to the Warrant Agent, including by electronic means through the book entry registration system. If, upon receipt of the Confirmation, no registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants, or if the prospectus contained therein is not available for the offer and sale of the Shares issuable upon exercise of the Warrants, such Uncertificated Warrants shall be removed from the book entry registration system, and an individually registered Warrant Certificate shall be issued to such beneficial holder, and the exercise procedures set forth in Section 3.2(1) shall be followed.”

(f)	The following provision is added to the Warrant Agency Agreement as Section 3.2(8):

“(8) If no registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants, or if the prospectus contained therein is not available for the offer and sale of the Shares issuable upon exercise of the Warrants and, in each case, there is no available exemption from the registration requirements of the U.S. Securities Act for the offer and sale of the Shares issuable upon exercise of the Warrants, the Warrants may only be exercised on a cashless basis; provided, however, if no registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants, or if the prospectus contained therein is not available for the offer and sale of the Shares issuable upon exercise of the Warrants and there is an available exemption from the registration requirements of the U.S. Securities Act for the offer and sale of the Shares issuable upon exercise of the Warrants, a Holder may elect to exercise Warrants on a cashless basis pursuant to this Section 3.2(8). If Warrants are to be exercised on a cashless basis pursuant to this Section 3.2(8), the Holder thereof shall surrender his or her Warrants and receive that number of Shares equivalent to the quotient obtained by multiplying (a) the number of Shares for which the Warrants would be exercised by (b) the difference, if positive, between (i) the VWAP of the Shares for the 5 Trading Days immediately prior to (but not including) the date of exercise of the Warrants and (ii) the Exercise Price, and dividing such product by the VWAP for the 5 Trading Days immediately prior to (but not including) the date of exercise, provided, however, that no cashless exercise shall be permitted unless the VWAP of the Shares (as per above) is higher than the Exercise Price. Upon receiving notice from the Warrant Agent of receipt by the Warrant Agent of an Exercise Form indicating an election for cashless exercise, the Corporation shall, within five (5) Business Days, provide the Warrant Agent with calculations in writing confirming the number of Shares to be issued in exchange for such Warrants and the Warrant Agent may rely solely on such calculations provided in facilitating the issuance of the underlying Shares. For the avoidance of doubt, if cashless exercises cannot be processed through the Depository in the book entry registration system and those beneficial holders who wish to exercise via cashless exercise, will first need to withdraw their position from the Depository and have it certificated and submit their exercise directly to the Warrant Agent in accordance with Section 3.2(1).”

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(g)	Section 3.10 of the Warrant Agency Agreement is hereby deleted in its entirety and replaced with the following:

“3.10 Restrictions on Exercise under United States Securities Laws

The Warrants may not be exercised unless the securities issuable on the exercise thereof have been registered under the U.S. Securities Act or an exemption is available from the registration requirements of the U.S. Securities Act and applicable state securities laws and the Holder of the Warrants has furnished an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation to such effect; provided further, that a Holder will not be required to deliver an opinion of counsel (i) in connection with the “cashless” exercise of Warrants and (ii) to the extent the Corporation has, in its sole discretion, provided the Warrant Agent with an opinion of counsel reasonably satisfactory to the Warrant Agent with respect to the registration under the U.S. Securities Act of the issuance of Shares upon the exercise of such Warrants or the exemption from such registration.

If Shares are issued pursuant to such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the U.S. Securities Act, such Shares would not be “restricted securities, as such term is defined in Rule 144(a)(3) promulgated under the U.S. Securities Exchange Act.”

(h)

The foregoing provisions in this Section 3 are reflected in the form of Warrant Certificate and the form of Exercise Form attached as Schedule “A” and Schedule “B” hereto, respectively. All changes made thereon are deemed to be incorporated in all Warrants currently issued and outstanding.

SECTION 4 - MISCELLANEOUS

4.1 Acceptance by Warrant Agent

The Warrant Agent agrees to carry out and discharge the terms of this Supplemental Warrant Indenture and in accordance with the terms of the Warrant Agency Agreement.

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4.2 Confirmation of Warrant Agency Agreement

The Warrant Agency Agreement as amended and supplemented by this Supplemental Warrant Indenture is in all respects confirmed.

4.3 Applicable Law

This Supplemental Warrant Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4.4 Counterparts

This Supplemental Warrant Indenture may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. This Supplemental Warrant Indenture or counterparts may be executed either in original or in form through electronic transmission, and may be delivered via email, and the parties adopt any signatures received by electronic transmission as original signatures of the parties.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Warrant Indenture under the hands of their proper signatories in that behalf:

GOLD FLORA CORPORATION

By:	/s/ Laurie Holcomb
Name:	Laurie Holcomb
Title:	President & Chief Executive Officer

ODYSSEY TRUST COMPANY

By:	/s/Brett Higgs
Name:	Brett Higgs
Title:	Senior Director, Corporate Trust

By:	/s/Rachel Wales
Name:	Rachel Wales
Title:	Director, Corporate Trust

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SCHEDULE “A”

GOLD FLORA CORPORATION

FORM OF WARRANT CERTIFICATE

Certificate	No.•
CUSIP US38090M1100
Share Purchase Warrants

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AFTER THE EXPIRY TIME AS DESCRIBED HEREIN.

THIS CERTIFICATE IS TO CERTIFY that for value received • (herein referred to as the “Holder”) is the registered holder of the number of Warrants of Gold Flora Corporation (the “Corporation”) stated above, and subject to adjustment provisions as set forth in the Warrant Agency Agreement (as defined below), is entitled to acquire until 5:00 p.m. (Toronto time) on January 15, 2026, or the next succeeding Business Day if such date is not a Business Day (the “Expiry Date”), upon payment of U.S.$11.50 for each whole Warrant represented hereby, one Share (as defined herein) (or alternatively, the applicable number of Shares will be issuable on a “cashless” basis, in accordance with Section 3.2(8) of the Warrant Agency Agreement), all in the manner and subject to the restrictions and adjustments set forth in the Warrant Agency Agreement.

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For purposes of this Certificate, any reference to “Shares” shall mean the shares of common stock of the Corporation, and provided that in the event of any adjustment in accordance with the provisions of the Warrant Agency Agreement, “Shares” shall thereafter mean the shares or other securities or property resulting from such adjustment, and “Share” means any one of them.

Any capitalized term in this Certificate that is not otherwise defined herein, shall have the meaning ascribed thereto in the Warrant Agency Agreement. In the event of any discrepancy between anything contained in this Warrant Certificate and the terms and conditions of the Warrant Agency Agreement, the terms and conditions of the Warrant Agency Agreement shall govern.

The Warrants represented by this Certificate are issued or issuable in fully registrable form only under the provisions of an agreement (which agreement, as supplemented, together with all other instruments ancillary thereto, is referred to herein as the “Warrant Agency Agreement”) dated as of July 16, 2019 between the Corporation and Odyssey Trust Company (the “Warrant Agent”), as supplemented by the Supplemental Warrant Indenture, dated July 7, 2023. Reference is hereby made to the Warrant Agency Agreement for a full description of the rights of the holders of the Warrants, the Corporation and the Warrant Agent in respect thereof, and the terms and conditions upon which the Warrants evidenced hereby are issued and held, all to the same effect as if the provisions of the Warrant Agency Agreement were herein set forth. By acceptance of this Certificate, the Holder assents to all provisions of the Warrant Agency Agreement. To the extent that the terms and conditions set forth in this Certificate conflict with the terms and conditions of the Warrant Agency Agreement, the Warrant Agency Agreement shall prevail. The Corporation will furnish to the holder of this Certificate, upon request and without charge, a copy of the Warrant Agency Agreement.

In the event that prior to the Expiry Time, the Holder has not exercised the Warrants represented hereby in accordance with the terms of the Warrant Agency Agreement, then any Warrants represented by this Certificate which have not been so exercised shall be deemed to have expired and shall be of no further force and effect as of 5:00 p.m. (Toronto time) on the Expiry Date.

Upon exercise, the Warrants so exercised shall be void and of no value or effect.

For certificates representing the Shares issued upon exercise of the Warrants (reflecting any adjustments as provided herein and in the Warrant Agency Agreement), the Warrant Agent shall cause, within three Business Days after the Exercise Date of such Warrants, such certificates to be mailed or delivered, as specified in the Exercise Form, at the address specified in such Exercise Form, or, if so specified in such Exercise Form, cause to be held for such Person for pick-up at the Warrant Agency. The Warrants are subject to Section 3.3 in the event of an Acceleration Event (as defined in the Warrant Agency Agreement).

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The right to acquire Shares may only be exercised by the Holder within the time set forth above by:

(a)	duly completing and executing the Exercise Form attached hereto;

(b)

except in respect of a “cashless” exercise in accordance with Section 3.2(8) of the Warrant Agency Agreement (if applicable), by providing a certified cheque, bank draft or money order in lawful money of the United States payable to the order of the Corporation for the aggregate purchase price of the Shares so subscribed; and

(c)	surrendering this Warrant Certificate to the Warrant Agent at the Warrant Agency, all in accordance with Section 3.2 of the Warrant Agency Agreement.

The Warrants represented by this Certificate shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at its principal office in the City of Calgary, Alberta.

Upon surrender of these Warrants, the Person or Persons in whose name or names the Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Warrant Agency Agreement) to be the holder or holders of record of such Shares, and the Corporation has covenanted that it will (subject to the provisions of the Warrant Agency Agreement) cause a certificate or certificates representing the Shares to be delivered or mailed to the Person or Persons at the address or addresses specified in the Exercise Form within three Business Days after the Exercise Date of such Warrants.

The Warrant Agency Agreement provides for adjustments to certain rights of Holders including the number of Shares issuable upon exercise of the Warrants upon subdivision, consolidation or reclassification of the Shares or any reclassification or capital reorganization of the Corporation and certain dividends and distributions of securities, including rights, options or warrants to purchase Shares or securities exercisable, convertible or exchangeable into Shares or assets of the Corporation. The Holder should refer to the Warrant Agency Agreement which provides for adjustments in certain other events.

The Corporation shall not be required, upon valid exercise of any Warrants after the Commencement Time and prior to the Expiry Time, to issue fractions of Shares or to distribute certificates which evidence the same. A Holder shall not be entitled to any cash or other consideration in lieu of any fractional interest in a Warrant or claim thereto. Any fractional Shares to which a Holder is entitled shall be rounded down to the nearest whole Share, and no cash or other consideration will be paid in lieu of fractional Shares.

The terms and conditions relating to the Warrants and this Certificate may be modified, changed or added to in accordance with the provisions of the Warrant Agency Agreement. The Warrant Agency Agreement contains provisions making binding upon all Holders of Warrants outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions and instruments in writing signed by the Holders entitled to acquire a specified percentage of the Shares which may be acquired pursuant to the exercise of all of the then outstanding Warrants.

The holding of the Warrants, as evidenced by this Certificate, shall not constitute, or be construed as conferring upon, a Holder any right or interest whatsoever as a shareholder of the Corporation except such rights as may be provided in the Warrant Agency Agreement or in this Certificate.

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The Holder of this Certificate may, upon compliance with the reasonable requirements of the Warrant Agent and upon surrender of this Certificate, exchange this Certificate for another Certificate or Certificates entitling the Holder thereof to receive, in the aggregate, the same number of Shares as are issuable under this Certificate.

The Warrants evidenced by this Certificate may only be transferred in accordance with applicable securities laws and upon due execution and delivery to the Warrant Agent of a Transfer Form in the form attached hereto and in compliance with all the conditions prescribed in the Warrant Agency Agreement and compliance with such other reasonable requirements as the Warrant Agent may prescribe.

The Warrants represented hereby, and the offer and sale of the Shares issuable upon exercise of the Warrants, have not been registered under the U.S. Securities Act or any applicable state securities laws. The Warrants may not be distributed or transferred in the United States or to, or for the benefit of, a U.S. Person unless the distribution or transfer is being made in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws. Compliance with the securities laws of any jurisdiction is the responsibility of the holder of Warrants or his, her or its transferee. Pursuant to Section 3.2(8) of the Warrant Agency Agreement,

(i) if no registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants, or if the prospectus contained therein is not available for the offer and sale of the Shares issuable upon exercise of the Warrants and, in each case, there is no available exemption from the registration requirements of the U.S. Securities Act for the offer and sale of the Shares issuable upon exercise of the Warrants and there is no available exemption from the registration requirements of the U.S. Securities Act for the offer and sale of the Shares issuable upon exercise of the Warrants, the Warrants may only be exercised on a “cashless” basis in accordance with Section 3.2(8) of the Warrant Agency Agreement and (ii) if no registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants, or if the prospectus contained therein is not available for the offer and sale of the Shares issuable upon exercise of the Warrants and there is an available exemption from the registration requirements of the U.S. Securities Act for the offer and sale of the Shares issuable upon exercise of the Warrants, a Holder may elect to exercise Warrants on a cashless basis.

This Warrant Certificate shall not be valid for any purpose until it has been countersigned by or on behalf of the Warrant Agent under the Warrant Agency Agreement.

The registered holder of this Warrant Certificate expressly acknowledges having requested, and consents to, the drawing in the English language only of this Warrant Certificate evidencing the Warrants registered in his, her or its name and all documents relating to such Warrants. Le détenteur inscrit du présent certificat de bons de souscription reconnaît expressément avoir demandé et consenti que le présent certificat attestant qu’il est le détenteur inscrit de bons de souscription, ainsi que tous les documents s’y rapportant, soient rédigés en anglais seulement.

Time shall be of the essence hereof.

[Remainder of page left intentionally blank. Signature page follows.]

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IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed as of the _____________________ day of _________________________, 20 ____________.

GOLD FLORA CORPORATION

By:
Name:
Title:

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This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agency Agreement. Signed by the Warrant Agent as of theday of, 20.

ODYSSEY TRUST COMPANY

By:
Authorized Signing Officer

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EXERCISE FORM

TO:	GOLD FLORA CORPORATION

AND TO:	ODYSSEY TRUST COMPANY

(1)

The undersigned hereby irrevocably subscribes for, and exercises his, her or its right to be issued, the number of Shares set forth below, such Shares being issuable upon exercise of such Warrants pursuant to the terms specified in the said Warrants and the Warrant Agency Agreement.

(2)

The undersigned hereby acknowledges and agrees that if that offer and sale of the Shares underlying the Warrants is not registered under the U.S. Securities Act, the undersigned elects to exercise the above referenced Warrants by cashless exercise pursuant to Section 3.2(8) of the Warrant Agency Agreement.

(3)	The undersigned Holder represents, warrants and certifies as follows (one (only) of the following must be checked):

A.	☐

A registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants and a related prospectus is available for such offer and sale.

B.	☐

No registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants or the prospectus contained therein is not available for the offer and sale of the Shares issuable upon exercise of the Warrants and, in each case, there is no available exemption from the registration requirements of the U.S. Securities Act and, as required by Section 3.2(8) of the Warrant Agency Agreement, the undersigned Holder is exercising Warrants on a cashless basis.

C.	☐

No registration statement is filed and effective with the SEC under the U.S. Securities Act registering the offer and sale of the Shares issuable upon exercise of the Warrants or the prospectus contained therein is not available for the offer and sale of the Shares issuable upon exercise of the Warrants and there is an available exemption from the registration requirements of the U.S. Securities Act and, as required by Section 3.2(8) of the Warrant Agency Agreement, the undersigned Holder is electing to exercise Warrants on a cashless basis.

D.	☐

The undersigned Holder has delivered to Odyssey Trust Company an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

E.	☐

The Corporation has, in its sole discretion, provided the Warrant Agent with an opinion of counsel reasonably satisfactory to the Warrant Agent with respect to the registration under the U.S. Securities Act of the issuance of Shares upon the exercise of such Warrants or the exemption from such registration.

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Note: The undersigned holder understands that if either Box D or Box E above is checked, the Shares will be restricted securities with the meaning of Rule 144 under the U.S. Securities Act and the certificate representing the Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. If Box D above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise will be satisfactory in form and substance to the Corporation.

The undersigned hereby irrevocably directs that the Shares be issued and delivered as follows:

Name in full	Address (include Postal Code)	Number of Share

(Please print full name in which certificate(s) are to be issued.)

Dated this                                             day of            ,       .

Signature Guaranteed	Signature of Registered Holder

Name of Registered Holder

☐	Please check box if certificates representing these Shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates shall be mailed to the address set forth above.

Instructions:

The registered holder may exercise his or her right to receive Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised, together with the applicable payment therefor, to Odyssey Trust Company, 350, 300 5th Avenue SW, Calgary, AB, T2P 3C4. Certificates for Shares shall be delivered or mailed within three Business Days after the exercise of the Warrants.

If the Exercise Form indicates that Shares are to be issued to a Person or Persons other than the registered holder of the Certificate, the signature on this Exercise Form must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee medallion program.

If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any Person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation.

If Box D is checked, any opinion tendered must be in form and substance satisfactory to the Corporation and the Warrant Agent. Holders planning to deliver an opinion of counsel in connection with the exercise of Warrants should contact the Corporation in advance to determine whether any opinions to be tendered will be acceptable to the Corporation.

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TRANSFER FORM

ANY TRANSFER OF WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. TRANSFERORS AND TRANSFEREES ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH TRANSFER.

TO:	GOLD FLORA CORPORATION

AND TO:	ODYSSEY TRUST COMPANY

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to________________________________________________________________________________________________________________________________________________________

_______________________________________________________________________

(print name and address) the Warrants represented by this Warrants Certificate and hereby irrevocably constitutes and appoints ___________________________________as its attorney with full power of substitution to transfer the said securities on the appropriate register of the Warrant Agent.

In the case of a warrant certificate that contains a United States restrictive legend, the undersigned hereby represents, warrants and certifies that (one (only) of the following must be checked):

☐ (A)	the transfer is being made only to the Corporation;

☐ (B)

the transfer is being made outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with any applicable local securities laws and regulations and the holder has provided herewith the Declaration for Removal of Legend attached as Schedule “B” to the Warrant Agency Agreement, or

☐ (C)

the transfer is being made within the United States or to, or for the account or benefit of, U.S. Persons, in accordance with a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws and the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing, or other evidence of exemption, in form and substance reasonably satisfactory to the Corporation to such effect.

In the case of a warrant certificate that does not contain a U.S. restrictive legend, if the proposed transfer is to, or for the account or benefit of a U.S. Person or to a person in the United States, the undersigned hereby represents, warrants and certifies that the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable state securities laws, in which case the undersigned has furnished to the Corporation and the Warrant Agent an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Corporation and the Warrant Agent to such effect.

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☐	If transfer is to a person in the United States, or to or for the account or benefit of a U.S. Person, check this box.

DATED this _______________ day of _______________, 20_____________.

SPACE FOR GUARANTEES OF SIGNATURES (BELOW)

}
}
}
}	Signature of Transferor
}
}

}
Guarantor’s Signature/Stamp	}	Name of Transferor

CERTAIN REQUIREMENTS RELATING TO TRANSFERS – READ CAREFULLY

The signature(s) of the transferor(s) must correspond with the name(s) as written upon the face of this certificate(s), in every particular, without alteration or enlargement, or any change whatsoever. The signature(s) on this form must be guaranteed in accordance with the transfer agent’s then current guidelines and requirements at the time of transfer. Notarized or witnessed signatures are not acceptable as guaranteed signatures. As at the time of closing, you may choose one of the following methods (although subject to change in accordance with industry practice and standards):

•

Canada and the USA: A Medallion Signature Guarantee obtained from a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, NYSE MSP). Many commercial banks, savings banks, credit unions, and all broker dealers participate in a Medallion Signature Guarantee Program. The Guarantor must affix a stamp bearing the actual words “Medallion Guaranteed”, with the correct prefix covering the face value of the certificate.

•

Canada: A Signature Guarantee obtained from the Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature Guarantees are not accepted from Treasury Branches, Credit Unions or Caisse Populaires unless they are members of a Medallion Signature Guarantee Program. For corporate holders, corporate signing resolutions, including certificate of incumbency, are also required to accompany the transfer, unless there is a “Signature & Authority to Sign Guarantee” Stamp affixed to the transfer (as opposed to a “Signature Guarantee” Stamp) obtained from an authorized officer of a major Canadian Schedule 1 chartered bank.

•

Outside North America: For holders located outside North America, present the certificates(s) and/or document(s) that require a guarantee to a local financial institution that has a corresponding Canadian or American affiliate which is a member of an acceptable Medallion Signature Guarantee Program. The corresponding affiliate will arrange for the signature to be over-guaranteed.

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